                                                                  EXHIBIT 99.a16

                   AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
                             ARTICLES SUPPLEMENTARY

     AMERICAN CENTURY VARIABLE PORTFOLIOS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland
that:

     FIRST: Pursuant to authority expressly vested in the Board of Directors by the Maryland General Corporation Law and by Article FIFTH and Article SEVENTH of
the Articles of Incorporation, the Board of Directors of the Corporation (a) has
duly established a new class of shares (hereinafter referred to as a "Class")
for the VP International Fund Series of capital stock of the Corporation and (b)
has allocated One Hundred Million (100,000,000) shares of the Three Billion
(3,000,000,000) shares of authorized capital stock of the Corporation, par value
One Cent ($0.01) per shares, for an aggregate par value of One Hundred Thousand
Dollars ($100,000) to the new Class. As a result of the action taken by the
Board of Directors in Article FIRST of these Articles Supplementary, the twelve
(12) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

         Series                    Number of Shares          Aggregate Par Value
         ------                    ----------------          -------------------

VP Value Fund                        750,000,000                  $7,500,000

VP International Fund                600,000,000                  $6,000,000

VP Capital Appreciation Fund         100,000,000                  $1,000,000

VP Balanced Fund                     100,000,000                  $1,000,000

VP Income & Growth Fund              400,000,000                  $4,000,000

VP Equity Index Fund                 100,000,000                  $1,000,000

VP Growth Fund                       100,000,000                  $1,000,000

VP Ultra Fund                        200,000,000                  $2,000,000

VP Vista Fund                        50,000,000                    $500,000

VP Global Growth Fund                100,000,000                  $1,000,000

VP Mid CapValue Fund                 200,000,000                  $2,000,000

VP Large Company Value Fund          300,000,000                  $3,000,000

The par value of each share of stock in each Series is One Cent ($0.01) per share.

     SECOND: Pursuant to authority expressly vested in the Board of Directors by
Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of
Directors of the Corporation (a) has duly established classes of shares (each hereinafter referred to as a "Class") for the Series of the capital stock of the
Corporation and (b) has allocated the shares designated to the Series in Article
FIRST above among the Classes of shares. As a result of the action taken by the
Board of Directors, the Classes of shares of the twelve (12) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

                                                   Number of
                                                   Shares             Aggregate
         Series Name             Class Name        Allocated          Par Value
         -----------             ----------        ---------          ---------

VP Value Fund                        I            600,000,000        $6,000,000
                                     II           100,000,000         1,000,000
                                     III           50,000,000           500,000

VP International Fund                I            300,000,000         3,000,000
                                     II           100,000,000         1,000,000
                                     III          100,000,000         1,000,000
                                     IV           100,000,000         1,000,000

VP Capital Appreciation Fund         I            100,000,000         1,000,000

VP Balanced Fund                     I            100,000,000         1,000,000

VP Income & Growth Fund              I            300,000,000         3,000,000
                                     II            50,000,000           500,000
                                     III           50,000,000           500,000

VP Equity Index Fund                 I            100,000,000         1,000,000

VP Growth Fund                       I            100,000,000         1,000,000

VP Ultra Fund                        I            100,000,000         1,000,000
                                     II            50,000,000           500,000
                                     III           50,000,000           500,000

VP Vista Fund                        I             50,000,000           500,000

VP Global Growth Fund                I            100,000,000         1,000,000

VP Large Company Value Fund          I            200,000,000         2,000,000
                                     II           100,000,000         1,000,000

VP Mid Cap Value Fund                I            100,000,000         1,000,000
                                     II           100,000,000         1,000,000

     THIRD: Except as otherwise provided by the express provisions of these
Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any Series or Class or any unissued shares that have not been allocated to a Series or Class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation of the Corporation.

     FOURTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation of the Corporation and
is not changed by these Articles Supplementary, except with respect to the creation and/or designation of the various Series.

     FIFTH: The Board of Directors of the Corporation duly adopted resolutions dividing into Series the authorized capital stock of the Corporation and allocating shares to each Series as set forth in these Articles Supplementary.

     IN WITNESS WHEREOF, AMERICAN CENTURY VARIABLE PORTFOLIOS, INC. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 24th day of February, 2004.

                                            AMERICAN CENTURY
ATTEST:                                     VARIABLE PORTFOLIOS, INC.

/s/ Anastasia H. Enneking                   /s/ Charles A. Etherington
---------------------------------           ---------------------------------
Name:   Anastasia H. Enneking               Name:    Charles A. Etherington
Title:  Assistant Secretary                 Title:   Vice President

     THE UNDERSIGNED Vice President of AMERICAN CENTURY VARIABLE PORTFOLIOS,
INC., who executed on behalf of said Corporation the foregoing Articles
Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, the foregoing
Articles Supplementary to the Charter to be the corporate act of said
Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.

Dated:  February 24, 2004             /s/ Charles A. Etherington
                                      ----------------------------------------
                                      Charles A. Etherington, Vice President